GLOBAL PAYMENT TECHNOLOGIES, INC.

                                     BY-LAWS

                                    ARTICLE I

OFFICES

     1. The location of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is Corporation Service Company.

     2. The Corporation shall in addition to its registered office in the State of Delaware establish and maintain an office or offices at such place or places as the Board of Directors may from time to time find necessary or desirable.

                                   ARTICLE II

CORPORATE SEAL

     The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and may be in such form as the Board of Directors may determine. Such seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

                                   ARTICLE III

MEETINGS OF STOCKHOLDERS

     1. All meetings of the stockholders shall be held at the registered office of the Corporation in the State of Delaware or at such other place as shall be determined from time to time by the Board of Directors.

     2. The annual meeting of stockholders shall be held on such day and at such time as may be determined from time to time by resolution of the Board of Directors, when they shall elect by plurality vote, a Board of Directors to hold office until the annual meeting of stockholders held next after their election and their successors are respectively elected and qualified or until their earlier resignation or removal. Any other proper business may be transacted at the annual meeting.

     3. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all



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meetings  of the  stockholders  for  the  transaction  of  business,  except  as otherwise expressly provided by statute, by the Certificate of Incorporation or by these By-laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting (except as otherwise provided by statute). At such adjourned meeting at which the requisite amount of voting stock shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

     4. At all meetings of the stockholders each stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless such instrument provides for a longer period.

     5. At each meeting of the stockholders each stockholder shall have one vote for each share of capital stock having voting power, registered in his name on the books of the Corporation at the record date fixed in accordance with these By-laws, or otherwise determined, with respect to such meeting. Except as otherwise expressly provided by statute, by the Certificate of Incorporation or by these By-laws, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority of the number of shares of stock present in person or represented by proxy at such meeting and entitled to vote thereat, a quorum being present.

     6. Notice of each meeting of the stockholders shall be mailed to each stockholder entitled to vote thereat not less than 10 nor more than 60 days before the date of the meeting. Such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purposes for which the meeting is called.

     7. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors or by the Chairperson, or, if there is none, by the Chief Executive Officer or, if there is none, by the President, and shall be called by the Secretary at the request in writing of stockholders owning a majority of the amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request by stockholders shall state the purpose or purposes of the proposed meeting.

     8. Business transacted at each special meeting shall be confined to the purpose or purposes stated in the notice of such meeting.

     9. The order of business at each meeting of stockholders shall be determined by the presiding officer.


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                                   ARTICLE IV

DIRECTORS

     1. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors, which may exercise all such powers and authority for and on behalf of the Corporation as shall be permitted by law, the Certificate of Incorporation or these By-laws. Each of the directors shall hold office until the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation or removal.

     2. The Board of Directors may hold their meetings within or outside of the State of Delaware, at such place or places as it may from time to time determine.

     3. The number of directors comprising the Board of Directors shall be such number as may be from time to time fixed by resolution of the Board of Directors. In case of any increase, the Board shall have power to elect each additional director to hold office until the next annual meeting of stockholders and until his successor is elected and qualified or his earlier resignation or removal. Any decrease in the number of directors shall take effect at the time of such action by the Board only to the extent that vacancies then exist; to the extent that such decrease exceeds the number of such vacancies, the decrease shall not become effective, except as further vacancies may thereafter occur, until the time of and in connection with the election of directors at the next succeeding annual meeting of the stockholders.

     4. If the office of any director becomes vacant, by reason of death, resignation, disqualification or otherwise, a majority of the directors then in office, although less than a quorum, may fill the vacancy by electing a successor who shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified or his earlier resignation or removal.

     5. Any director may resign at any time by giving written notice of his resignation to the Board of Directors. Any such resignation shall take effect upon receipt thereof by the Board, or at such later date as may be specified therein. Any such notice to the Board shall be addressed to it in care of the Secretary.

                                    ARTICLE V

COMMITTEES OF DIRECTORS

     1. By resolutions adopted by a majority of the whole Board of Directors, the Board may designate an Executive Committee and one or more other committees, each such committee to consist of one or more directors of the Corporation. The Executive Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation (except as otherwise expressly limited by statute),





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including  the power and  authority to declare  dividends  and to authorize  the issuance of stock, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each other committee shall have such of the powers and authority of the Board as may be provided from time to time in resolutions adopted by a majority of the whole Board.

     2. The requirements with respect to the manner in which the Executive Committee and each such other committee shall hold meetings and take actions shall be set forth in the resolutions of the Board of Directors designating the Executive Committee or such other committee.

                                   ARTICLE VI

COMPENSATION OF DIRECTORS

     The directors shall receive such compensation for their services as may be authorized by resolution of the Board of Directors, which compensation may include an annual fee and a fixed sum for expense of attendance at regular or special meetings of the Board or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE VII

MEETINGS OF DIRECTORS; ACTION WITHOUT A MEETING

     1. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as may be determined from time to time by resolution of the Board

     2. Special meetings of the Board of Directors shall be held whenever called by the Board of Directors or the Chairperson, or, if there is none, by the Chief Executive Officer or, if there is none, by the President of the Corporation on at least 24 hours' notice to each director. Except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-laws, the purpose or purposes of any such special meeting need not be stated in such notice, although the time and place of the meeting shall be stated.

     3. At all meetings of the Board of Directors, the presence in person of a majority of the members of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws, if a quorum shall be present the act of a majority of the directors present shall be the act of the Board.

     4. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board or such Committee, as the case may be, consent thereto in writing and the writing or


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writings are filed with the minutes of  proceedings  of the Board or  committee.
Any director may participate in a meeting of the Board, or any committee designated by the Board, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this sentence shall constitute presence in person at such meeting.

                                  ARTICLE VIII

OFFICERS

     1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairperson, a Chief Executive Officer, President, one or more Vice Presidents, a Secretary and a Chief Financial Officer. The Board may also choose a Vice Chairperson and one or more Assistant Secretaries and Assistant Treasurers, and such other officers as it shall deem necessary. Any number of offices may be held by the same person.

     2. The salaries of all officers of the Corporation shall be fixed by the Board of Directors, or in such manner as the Board may prescribe.

     3. The officers of the Corporation shall hold office until their successors are elected and qualified, or until their earlier resignation or removal. Any officer may be at any time removed from office by the Board of Directors, with or without cause. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

     4. Any officer may resign at any time by giving written notice of his resignation to the Board of Directors. Any such resignation shall take effect upon receipt thereof by the Board or at such later date as may be specified therein. Any such notice to the Board shall be addressed to it in care of the Secretary.

                                   ARTICLE IX

CHAIRPERSON

     The Chairperson shall preside at all meetings of the Board of Directors, unless the Chairperson delegates these powers to another director. The Chairperson shall exercise the powers and perform the duties usual to a Chairperson and shall be the person, on behalf of the Board, to whom the Chief Executive Officer and the Chief Financial Officer report. The Chairperson shall see that all orders and resolutions of the Board of Directors are carried into effect; and shall do and perform such other duties as from time to time may be assigned to the Chairperson by the Board of Directors. The Chairperson shall have the power to execute bonds, mortgages and other contracts, agreements and instruments of the Corporation. Unless otherwise ordered by the Board of Directors, the Chairperson, or another officer of the Corporation designated by the Chairperson, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of security holders of corporations in which the



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Corporation  may hold  securities,  and at such  meetings  shall possess and may exercise  any and all  rights  and  powers  incident  to the  ownership  of such
securities,  and   which,  as the owner  thereof,  the  Corporation  might  have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

                                   ARTICLE X

VICE CHAIRPERSON

     The Vice Chairperson shall, in the absence of the Chairperson, act as chairperson of all meetings of the Board of Directors and at all special and annual meetings of the stockholders. The Vice Chairperson shall perform such other duties as may from time to time be assigned to the Vice Chairperson by the Board. In the event that the position of Vice Chairperson shall be vacant, the duties of the Vice Chairperson shall be performed by the Chief Executive Officer.

                                   ARTICLE XI

CHIEF EXECUTIVE OFFICER

     The Chief Executive Officer shall have general supervision and discretion of the business and affairs of the Corporation, subject to the control of the Board. The Chief Executive Officer may execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments. The Chief Executive Officer shall, when requested, counsel and advise the other officers of the Corporation and shall perform such other duties as the Board may from time to time determine. In the event that the position of Chief Executive Officer shall be vacant, the duties of the Chief Executive Officer shall be performed by the Chairperson or, if there is none, by the President.

                                   ARTICLE XII

PRESIDENT

     The President shall be the chief operating officer of the Corporation and shall be in charge of the day to day operations and affairs of the Corporation. The President may execute in the name of the Corporation contracts and other instruments in connection with the day to day operations and affairs of the Corporation. The President shall perform such other duties as the Chairperson, the Chief Executive Officer or the Board may from time to time determine.







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                                  ARTICLE XIII

VICE PRESIDENTS

     The Vice Presidents shall have such powers and duties as may be delegated to them by the Chairperson, the Chief Executive Officer or the President.

                                   ARTICLE XIV

SECRETARY

     1. The Secretary shall attend all meetings of the Board of Directors and of the stockholders, and shall record the minutes of all proceedings in a book to be kept for that purpose. He shall perform like duties for the committees of the Board when required.

     2. The Secretary shall give, or cause to be given, notice of meetings of the stockholders, of the Board of Directors and of the committees of the Board. He shall keep in safe custody, the seal of the Corporation, and when authorized by the Chairperson, the Chief Executive Officer, the President or a Vice President, shall affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. He shall have such other powers and duties as may be delegated to him by the Chairperson, the Chief Executive Officer, the President or any Vice President.

                                   ARTICLE XV

CHIEF FINANCIAL OFFICER

     The Chief Financial Officer shall be the chief financial and accounting officer and treasurer of the Corporation and shall have the custody of the corporate funds and securities, and shall deposit or cause to be deposited under his direction all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to authority granted by it. He shall render to the Chairperson, the Chief Executive Officer, the President and the Board whenever they may require it an account of all his transactions as Treasurer and Chief Financial Officer and of the financial condition of the Corporation. He shall have such other powers and duties as may be delegated to him by the Chairperson.



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                                   ARTICLE XVI

CERTIFICATES OF STOCK

     The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairperson, the President or Vice President, and by the Chief Financial Officer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.

                                  ARTICLE XVII

CHECKS

     All checks, drafts and other orders for the payment of money and all promissory notes and other evidences of indebtedness of the Corporation shall be signed by such officer or officers or such other person as may be designated by the Board of Directors or pursuant to authority granted by it.

                                  ARTICLE XVIII

FISCAL YEAR

     The fiscal year of the Corporation shall be as determined from time to time by resolution duly adopted by the Board of Directors.


                                   ARTICLE XIX

NOTICES AND WAIVERS

     1. Whenever by statute, by the Certificate of Incorporation or by these Bylaws it is provided that notice shall be given to any director or stockholder, such provision shall not be construed to require personal notice, but such notice may be given in writing, by mail, by depositing the same in the United States mail, postage prepaid, directed to such stockholder or director at his address as it appears on the records of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus deposited. Notice of regular or special meetings of the Board of Directors may also be given to any director by telephone or by telex, telegraph or cable, and in the latter event the notice shall be deemed to be given at the time such notice, addressed to such director at the address hereinabove provided, is transmitted by telex (with confirmed answerback), or delivered to and accepted by an authorized telegraph or cable office.

     2. Whenever by statute, by the Certificate of Incorporation or by these Bylaws a notice is required to be given, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.



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Attendance  of  any  stockholder  or  director  at  any  meeting  thereof  shall constitute a waiver of notice of such meeting by such stockholder or director, as the case may be, except as otherwise provided by statute.

                                   ARTICLE XX

INDEMNIFICATION

     All persons who the Corporation is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect) shall be indemnified by the Corporation to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other such rights to which those seeking indemnification from the Corporation may be entitled, including, but not limited to, any rights of indemnification to which they may be entitled pursuant to any agreement, insurance policy, other By-Law or charter provision, vote of stockholders or directors, or otherwise. No repeal or amendment of this Article XX shall adversely affect any rights of any person pursuant to this Article XX which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

                                   ARTICLE XXI

ALTERATION OF BY-LAWS

     The By-Laws of the Corporation may be altered, amended or repealed, and new By-laws may be adopted, by the stockholders or by the Board of Directors.


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